Exhibit 99.01

ACM Research’s Operating Subsidiary ACM Research (Shanghai)
Provides Preliminary Revenue Range and Backlog Data for Third Quarter 2022

FREMONT, California, October 13, 2022 (GlobeNewswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today announced that its operating subsidiary ACM Research (Shanghai), Inc. (“ACM Shanghai”) posted preliminary unaudited revenue for the three and nine months ended September 30 2022, and backlog figures for ACM Shanghai as of September 30, 2022 and 2021 on the Shanghai Stock Exchange website [link to China Disclosure].

Preliminary Results

ACM Shanghai’s preliminary revenue for the three and nine months ended September 30, 2022 are as follows. All figures are determined in accordance with the Accounting Standards for Business Enterprises under Chinese generally accepted accounting principles (“Chinese GAAP”).

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Revenue for the three months ended September 30, 2022 is expected to be in a range of RMB 850.0 million to RMB 930.0 million (USD $119 million and $131 million), which represents growth of 84% to 101% versus revenue of RMB 462.4 million in the corresponding period of 2021.

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Revenue for the nine months ended September 30, 2022 is expected to be in a range of RMB 1,945.5 million to RMB 2,025.5 million (USD $273 million to $285 million), which represents growth of 79% to 86% versus revenue of RMB 1,087.7 million in the corresponding period of 2021.

Actual unaudited third quarter 2022 results of ACM Shanghai are subject to the completion of ACM Shanghai’s quarter end closing procedures.

ACM currently owns an 82.5% equity interest in ACM Shanghai, and a substantial majority of ACM’s consolidated revenue and net profit is contributed by ACM Shanghai. The preliminary expected ranges of revenue set forth above with respect to the three and nine month periods ended September 30, 2022 reflect the stand-alone results of ACM Shanghai in RMB as prepared in accordance with Chinese GAAP. Those results will differ, potentially materially, from ACM’s consolidated revenue and net profit for the periods, which will reflect additional financial and operational items and will be prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Backlog

As of September 30, 2022 and 2021, ACM Shanghai’s total backlog amounted to RMB 4,644.22 million (USD $652.51 million), and RMB 2,261.99 million respectively. The total backlog figures include a mix of orders for tools that have been shipped but not yet recognized as revenue under Chinese GAAP, and orders for tools expected to be shipped at a future date.

(RMB in millions)

Item	As of September 30, 2022	As of September 30, 2021	YoY Change (%)
Orders under contract	4,627.89	2,261.99	104.59%
Orders awarded by formal bidding process, pending official contract	16.32	0.00	NM
Total backlog	4,644.22	2,261.99	105.32%

Backlog is not a financial measure that is defined or recognized by Chinese GAAP or U.S. GAAP, and ACM Shanghai’s method for determining and calculating backlog, and the underlying assumptions, may not be comparable to the methodologies and assumptions used by other companies.  Orders included in backlog may not actually generate the amounts of revenue estimated above.

All USD amounts above are for reference only and are translated using the September 30, 2022 Wall Street Journal closing exchange rate.

Reporting Dates

ACM Shanghai will release its full financial results on October 27, 2022 after the market close in China, and on the same day ACM will report preliminary results before the U.S. market open.

ACM will release its full financial results for the third quarter of 2022 before the U.S. market open on Friday, November 4, 2022. ACM will conduct a corresponding conference call at 8:00 a.m. U.S. Eastern Time (8:00 p.m. China Time) to discuss the results.  Details of the conference call will be release at a later date.

Comment on U.S. Department of Commerce Regulations

On Friday, October 7, 2022, the U.S. Department of Commerce published new regulations which, among other factors, impose certain restrictions on equipment shipments and business practices with PRC-based semiconductor manufacturers. ACM and ACM Shanghai are evaluating the potential direct impact of the regulations, including potential required modifications to their business policies and practices in the PRC, and any expected changes in the capital spending plans of ACM Shanghai’s customer base.

About ACM Research, Inc.

ACM develops, manufactures, and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes, which are critical to advanced semiconductor device manufacturing and wafer-level packaging. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmrcsh.com.

Forward-Looking Statements

Information presented in this press release includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements in the first, second, fifth and eighth paragraphs with respect to the preliminary expected revenue ranges of ACM Shanghai for the three and nine months ended September 30, 2022, backlog information for ACM Shanghai as of September 30, 2022 and the potential impacts of the new regulations of the U.S. Department of Commerce.  The preliminary financial results and backlog information included in this press release are unaudited and remain subject to review and adjustment. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACM may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; amounts included in backlog may not ultimately result in revenue; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACM’s products and in disruption of capital and credit markets; ACM’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademark.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com